UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2025

Incannex Healthcare Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41106	93-2403210
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rialto South Tower Level 23, 525 Collins Street Melbourne VIC 3008 Australia	Not applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: +61 409 840 786

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	IXHL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 18, 2025, Incannex Healthcare Inc. (“we” or the “Company”) announced at the 2025 annual meeting of stockholders (the “Annual Meeting”) that there were not present or represented by proxy a sufficient number of shares of our common stock to constitute a quorum, primarily due to Proposal No. 2, relating to the ratification of the appointment of its independent registered accounting firm (the “Auditor Ratification Proposal”), being classified as a non-routine proposal because of an administrative error by the Company’s transfer agent. Accordingly, we adjourned our Annual Meeting to allow for the solicitation of additional proxies with respect to the proposals set forth in the Proxy Statement. The Annual Meeting has been adjourned to Thursday, January 15, 2026, at 11:00 a.m., Gulf Standard Time, and will reconvene only virtually via live audio webcast on the Internet by visiting www.meetnow.global/MD59M9U.

We have engaged with the transfer agent and other relevant parties to seek reclassification of the Auditor Ratification Proposal and expect that the Auditor Ratification Proposal will be reclassified as routine prior to the reconvened Annual Meeting, which would permit brokers, banks, and other nominees to exercise discretionary voting authority for shares held in “street name.”

During the period of the adjournment, the Company will continue to solicit proxies with respect to the proposals set forth in the Proxy Statement. Proxies previously submitted in respect of the Annual Meeting will be voted at the reconvened meeting unless properly revoked, and stockholders who have already submitted a proxy to vote their shares need not take any action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Incannex Healthcare Inc.

Date: December 18, 2025		/s/ Joel Latham
	Name:	Joel Latham
	Title:	Chief Executive Officer and President

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